UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
______________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
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Date of Report (Date of earliest event reported):  August 29, 2011 (August  29, 2011)

Lone Star Gold, Inc.
(Exact Name of Registrant as Specified in its Charter)
______________________________________________________________________________

Nevada	333-159561	45-2578051
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6565 Americas Parkway NE, Suite 200, Albuquerque, New Mexico 87110
 (Address of principal executive offices)

Registrant’s telephone number, including area code:  (505) 563-5828

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On August 29, 2011, Lone Star Gold, Inc., a Nevada corporation (the “Company”) and North American Gold Corp., a company organized under the laws of the Marshall Islands (“North American”), executed an Investment Agreement (the “Investment Agreement”). Under the Investment Agreement, North American agreed to invest up to $15,000,000 to purchase the Company’s Common Stock, $0.001 par value (the “Common Stock”), in increments of $100,000 or an integral multiple thereof, at the Company’s option at any time through August 31, 2013 (the “Open Period”). During the Open Period, the Company has the option to deliver a put notice (a “Put Notice”) to North American that states the number of shares of Common Stock the Company proposes to sell to North American (the “Put Shares”), and the price per share for those Put Shares (the “Share Price”). The Share Price is equal to 90% of the volume weighted average closing price of the Common Stock for the 20 Trading Days immediately preceding the date of the Put Notice. The closing for the sale of the Put Shares pursuant to a Put Notice shall take place no later than 10 Trading Days after the date of such Put Notice. A “Trading Day” is defined as a day in which the NASDAQ stock market or OTC Bulletin Board is open for business.  North American has the right to refuse to close any requested sale of Put Shares because of negative market conditions affecting its Common Stock.

The Investment Agreement requires the Company to use the net proceeds from the sale of the Put Shares to fund the exploration and development of gold and silver mining concessions in the La Candelaria project in Chihuahua, Mexico.  The concessions to be explored are held by a Mexican company in which the Company has a majority ownership interest.

The sales of Put Shares will not be registered under the Securities Act of 1933, but will be issued under an exemption from the registration requirements of the Securities Act of 1933. Any Put Shares issued and sold to North American will be “restricted securities” and will be subject to applicable restrictions on resale.

The Company intends to use some of the proceeds from the Investment Agreement to continue exploration of the La Candelaria concessions, in an attempt to determine if there are commercially viable gold and silver deposits available to be mined by the Company.  Even though there is a 2009 study of a portion of the La Candelaria property that suggests conditions on the Company’s leased property may be favorable for the existence of those deposits, the Company emphasizes that it has not been able to confirm whether or not any such deposits exist at this time, nor the value of the La Candelaria concessions.  Moreover, there are no formal or informal discussions involving the Company or its management with respect regarding the acquisition of the Company or its business by any third parties.  Any statement to the contrary has not been made with the consent or approval of the Company.  The Company files reports and other information with the Securities and Exchange Commission, which are available to the public over the Internet at the Securities and Exchange Commission’s website at http://www.sec.gov.  Information on our website is not incorporated by reference in our public filings.

Item 9.01 Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description

10.6	Investment Agreement dated August 29, 2011 between the Company and North American Gold Corp.

10.7	Press Release dated August 29, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LONE STAR GOLD, INC.

Date:August 29, 2011	By:	/s/ Dan M. Ferris
Dan M. Ferris, President